UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 2, 2012 (September 26, 2012)

Florida East Coast Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-174112	27-4591805
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification Number)

7411 Fullerton Street, Suite 100,

Jacksonville, Florida

32256

(Address of principal executive offices)  (zip code)

(800) 342-1131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On September 26, 2012, FEC PEVT, LLC (the “Borrower”) and Florida East Coast Railway, L.L.C., (the “Guarantor”) each a wholly owned subsidiary of Florida East Coast Holdings Corp. (the “Company”), entered into a State Infrastructure Bank loan (“SIB Loan”) among the Florida Department of Transportation (the “Department”), as lender, the Borrower, as borrower, and the Guarantor, as guarantor. The SIB Loan provides for a loan of $30 million to the Borrower to fund, in part, the costs associated with the construction of a new Florida East Coast Intermodal Container Transfer Facility (the “ICTF”) in Port Everglades, Florida (the “Project”), which will serve the Company’s domestic and international business segments. Proceeds of the SIB Loan will be advanced by the Department to the Borrower as construction proceeds on the Project.  The total construction cost of the Project is approximately $53 million, $30 million of which will be funded through the SIB Loan, $18 million of which will be from a Department grant (the “Department Grant”) and the balance of $5 million from the Company’s capital budget.  The Company has been awarded $6 million of the $18 million Department Grant as of June 30, 2012.

Interest will accrue on the principal amount of the SIB Loan at the rate of 3.50% per annum, compounded annually, using an actual-days-elapsed/365 day counting convention. Both principal and interest payments are payable in annual installments as follows: interest payments commence on the SIB Loan on October 1, 2013, and principal repayments commence on the SIB Loan on October 1, 2015. The SIB Loan will be amortized over 20 years.

The SIB Loan is fully and unconditionally guaranteed by the Guarantor.  In addition, as a condition to making the SIB Loan, the Department required a first priority lien on certain fixtures (including rail trackage) and equipment included in the collateral securing Florida East Coast Railway Corp.’s 8 1/8% Senior Secured Notes due 2017 and related guarantees (the “Senior Secured Notes”).  The SIB Loan specifically excludes rail equipment and motor vehicles from its lien. As a condition to the Department making the first loan disbursement under the SIB Loan, the Borrower and the Guarantor will be required to post as additional collateral through July 1, 2017, a standby letter of credit in the amount of $3 million payable to the Department, as beneficiary (the “Standby Letter of Credit Collateral”). The SIB Loan permits the Borrower, in lieu of posting the Standby Letter of Credit Collateral, at any time upon prior notice, to either pay down the principal of the SIB Loan by $3 million or substitute cash collateral.  The Company anticipates utilizing its credit facility created under its Credit Agreement, dated as of January 25, 2011, among Florida East Coast Railway Corp., a wholly owned subsidiary of the Company, the Guarantor and other Company subsidiaries, as borrowers, and Bank of America N.A., as administrative agent, to obtain the Standby Letter of Credit Collateral.

The SIB Loan contains representations and warranties and covenants and conditions related to disbursements customarily contained in construction loans and loans from governmental entities. The Borrower is responsible for obtaining all material permits, real property interests, and approvals necessary for the construction phase of the Project. The SIB Loan and the Borrower shall be subject to annual audits, as required by Florida law. In addition, the Department has the right to annul the SIB Loan if the Borrower does not make a request for disbursement within six months of the first scheduled disbursement (October 1, 2012) or, at anytime, suspend or terminate the Department’s remaining obligations under the SIB Loan if the Borrower abandons the Project or if the Project is rendered improbable, infeasible, impossible, or illegal. The Department also has the right to unilaterally cancel the SIB Loan in the event the Borrower refuses to allow public access to all documents, papers, letters or other materials subject to the provisions of Chapter 119, Florida Statutes, and made or received in conjunction with the SIB Loan. In addition, the Department’s obligation to make advances under the SIB Loan to the Borrower is contingent upon the annual appropriation of the Florida legislature.

The SIB Loan contains customary events of default, including, failure to make a loan payment when due for more than 5 days, a warranty or representation of the Borrower or the Guarantor is found to be untrue in any material respect, a bankruptcy or insolvency of the Borrower or the Guarantor, failure to provide or restore the Standby Letter of Credit Collateral, or a material covenant breach or failure to provide notice of a material covenant breach within the times periods set forth in the SIB Loan.

The closing of the SIB Loan removes the last condition to the effectiveness of the Port Everglades Intermodal Container Transfer Facility Lease and Operating Agreement, dated January 31, 2012, between Broward County, Florida (the “County”), as lessor, and the Guarantor, as lessee (the “ICTF Lease”), which was ratified by the County on March 20, 2012. Simultaneously with the closing of the SIB Loan, the Guarantor assigned its interest as lessee in the ICTF Lease to the Borrower. The ICTF Lease demises to the Borrower the land necessary to construct the ICTF. The term of the ICTF Lease is 30 years with two 10-year options; provided that the County has the right to terminate the ICTF Lease at the end of the initial term upon payment to the Borrower of a sum equal to the fair market value of the ICTF improvements without consideration of depreciation but less the amount of the Department Grant and the unpaid balance of the SIB Loan.

No rent will be due to the County for the use of the land demised by the ICTF Lease. However, commencing on the date the ICTF enters into service, the Guarantor shall pay the County an initial fee of $3.50 per domestic container moved through the ICTF, which fee will increase to $4.50 per domestic container on January 1, 2015 through December 31, 2019 and will be subject to a further Consumer Price Index increase commencing January 1, 2020. In addition, the ICTF Lease requires the Borrower to make certain payments in lieu of taxes to the City of Hollywood, Florida.

Prior to commencement of construction at the Project, the ICTF Lease requires the Borrower or its design build contractor to purchase and post a performance and payment bond equal to 100% of the estimated cost of construction and payment of all subcontractors and suppliers.

The foregoing descriptions of the SIB Loan and the ICTF Lease are not complete and are qualified in their entirety by the full text of the both agreements, which are attached as Exhibits 10.1 and 10.2, respectively, and incorporated by reference into this Item 1.01.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01                     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1

State-Funded State Infrastructure Bank Loan Agreement, effective as of September 26, 2012, among the State of Florida Department of Transportation, FEC PEVT, LLC, the Borrower, and Florida East Coast Railway, L.L.C., the Guarantor.

10.2

Port Everglades Intermodal Container Transfer Facility Lease and Operating Agreement, dated January 31, 2012, between Broward County, Florida, as lessor, and Florida East Coast Railway, L.L.C. and Assignment and Assumption of Lease, dated September 26, 2012 made by Florida East Coast Railway, L.L.C., as assignor, and FEC PEVT, LLC, as assignee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA EAST COAST HOLDINGS CORP.

By:	/s/ John Brenholt
John Brenholt, Executive Vice President and Chief Financial Officer

Date: September 26, 2012

EXHIBIT INDEX

10.1

State-Funded State Infrastructure Bank Loan Agreement, effective as of September 26, 2012, among the State of Florida Department of Transportation, FEC PEVT, LLC, the Borrower, and Florida East Coast Railway, L.L.C., the Guarantor.

10.2

Port Everglades Intermodal Container Transfer Facility Lease and Operating Agreement, dated January 31, 2012, between Broward County, Florida, as lessor, and Florida East Coast Railway, L.L.C. and Assignment and Assumption of Lease, dated September 26, 2012, made by Florida East Coast Railway, L.L.C., as assignor, and FEC PEVT, LLC, as assignee